UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2006

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	333-126087	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of the real property described in Item 2.01 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 21, 2006, KBS Real Estate Investment Trust, Inc. (the “Registrant”), through an indirect wholly owned subsidiary, KBS Southpark Commerce Center II, LLC (the “Owner”), purchased four light industrial/flex buildings containing approximately 372,125 rentable square feet (the “Southpark Commerce Center II Buildings”) from Transwestern SF Partners I, L.P. (the “Seller”), which is not affiliated with the Registrant nor its advisor. The Southpark Commerce Center II Buildings are located on an approximate 26.3-acre parcel of land at 4509 Freidrich Lane in Austin, Texas.

The purchase price of the Southpark Commerce Center II Buildings was $28,400,000 plus closing costs. The acquisition was funded from a $18,000,000 fixed rate loan secured by the Southpark Commerce Center II Buildings, a $5,200,000 mezzanine loan secured by a 100% equity interest in the Owner and proceeds from the Registrant’s initial public offering.

The Southpark Commerce Center II Buildings were built in 2000 and are currently 98% leased to seven tenants, including Travis Association for the Blind (approximately 27%), Legerity, Inc. (approximately 19%), Wayport, Inc. (approximately 19%) and Esoterix, Inc. (approximately 11%). Travis Association for the Blind is a service oriented non-profit organization that receives, stores and ships clothing items for use by the armed forces. Wayport, Inc. serves the hospitality industry as a broadband provider and delivers high-speed Wi-Fi wireless and wired internet access to travelers in airports, hotels and McDonald’s nationwide. Legerity, Inc. is a leading provider of analog/mixed signal integrated circuits for wireless voice and data networks. Esoterix, Inc. is a wholly owned subsidiary of Laboratory Corporation of America Holdings and is one of the top providers of clinical laboratory services in the world. Its client base includes hospitals, physicians, pharmaceutical and biotechnology companies, research laboratories and managed care operations.

The current aggregate annual base rent for the tenants of the Southpark Commerce Center II Buildings is approximately $1.7 million. As of November 2006, the current weighted-average remaining lease term for the current tenants of the Southpark Commerce Center II Buildings is approximately 3.1 years. The Travis Association for the Blind lease expires on August 31, 2011, and the average annual rental rate for the Travis Association for the Blind lease over the remaining lease term is $5.35 per square foot. Travis Association for the Blind has the right, at its option, to terminate its lease if its contract with the US Department of Defense is (i) cancelled or (ii) amended to require the Travis Association for the Blind to reduce or expand by 25% or more and the Registrant cannot accommodate this requirement. If the Travis Association for the Blind were to terminate its lease, six months notice is required with the payment of three months gross rent plus unamortized commissions. The Wayport, Inc. lease expires on March 31, 2010, and the average annual rental rate for the Wayport, Inc. lease over the remaining lease term is $6.17 per square foot. Wayport, Inc. has the right, at its option, to extend the initial term of its lease for one additional five-year period provided that the tenant leases at least all of the original premises. The Legerity, Inc. lease expires on May 31, 2008, and the average annual rental rate for the Legerity, Inc. lease over the remaining lease term is $5.33 per square foot. The Esoterix, Inc. lease expires on December 31, 2008, and the average annual rental rate for the Esoterix, Inc. lease over the remaining lease term is $6.09 per square foot. Esoterix, Inc. has the right, at its option, to extend the initial term of its lease for two additional one-year periods.

The Registrant does not intend to make significant renovations or improvements to the Southpark Commerce Center II Buildings. Management of the Registrant believes that the Southpark Commerce Center II Buildings are adequately insured.

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ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

In connection with the acquisition of the Southpark Commerce Center II Buildings, the Owner obtained a $18,000,000 fixed rate mortgage loan from a financial institution. The loan matures on December 6, 2016 and bears interest at a fixed rate of 5.6725% per annum. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. The Owner has the right to defease the entire loan (but not prepay) upon the later to occur of: (a) the forty-second payment date and (b) two years after the “start up day” of the REMIC trust established by the lender. This loan is secured by the Southpark Commerce Center II Buildings.

Also in connection with the acquisition of the Southpark Commerce Center II Buildings, an indirect wholly-owned subsidiary of the Registrant obtained a $5,200,000 mezzanine loan from a financial institution secured by a 100% equity interest in the Owner. This loan matures on December 6, 2007 and bears interest at a variable rate. The interest rate for the first full eight months is 30-day LIBOR plus 150 basis points and for the next four months is 30-day LIBOR plus 250 to 350 basis points depending upon the outstanding balance of the debt. Monthly installments related to the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. The full, prompt and complete payment of the mezzanine loan when due is guaranteed by the Registrant’s operating partnership, KBS Limited Partnership, with respect to certain “bad boy” acts. The mezzanine loan may be prepaid in whole and in part without payment of any prepayment premium, except that interest through the next payment date must be paid.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before February 7, 2007, by amendment to this Form 8-K.

(b) Pro Forma Financial Information. See paragraph (a) above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: November 28, 2006	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

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